Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Jeff Bergau jeff.bergau@arcadiabio.com +1-312-217-0419

Albert D. Bolles, Ph.D. Joins Arcadia Biosciences Board Of Directors

-- Prominent consumer food industry executive will help guide commercialization strategy for innovative health and nutrition ingredients --

DAVIS, Calif. (May 15, 2018) – Arcadia Biosciences, Inc. (Nasdaq: RKDA), an agricultural food ingredient company, announced today that Albert D. Bolles, Ph.D., a leading consumer food industry executive, has joined its board of directors.

Bolles is the former executive vice president, chief technology and operations officer of ConAgra Foods, where he led a technical organization including research, quality, innovation, and supply chain functions with over 10,000 employees and 100 manufacturing facilities. In his time with ConAgra, Bolles directed the development and execution of multiple product innovations and a multi-year pipeline to sustain and advance growth and, prior to joining ConAgra, he served as vice president, worldwide R&D for PepsiCo Beverages and Foods, and R&D director for Gerber Foods.

As an active partner with the Food and Drug Administration and U.S Department of Agriculture to influence public policy, Bolles was instrumental in the passage of the Food Safety Modernization Act of 2010. Bolles is a graduate of Michigan State University where he earned Ph.D. and M.S. degrees in food science, and a bachelors’ degree in microbiology. He holds several patents and has won numerous awards for his contributions to food science, the industry and academics.

“Al is a visionary leader in the industry with proven success in global product innovation, R&D and corporate strategy,” said Kevin Comcowich, chair of Arcadia’s board of directors. “He will be instrumental in helping Arcadia build the commercial capabilities and industry relationships needed to launch its value-added food ingredients portfolio.”

“Arcadia has a robust pipeline of innovations in its non-GM wheat platform and other nutritional products that fit consumer needs in health and wellness,” said Bolles. “Their GoodWheatTM family of products has tremendous promise in the global marketplace, and I’m excited to join the board and leverage my experience and industry relationships to maximize its potential.”

About Arcadia Biosciences, Inc.

Arcadia Biosciences (Nasdaq: RKDA) develops and markets high-value food ingredients and nutritional oils that help meet consumer demand for a healthier diet. Arcadia’s GoodWheat™ branded ingredients deliver health benefits to consumers and enable consumer packaged goods companies to differentiate their brands in the marketplace. The company’s portfolio of agricultural traits are being developed to enable farmers around the world to be more productive and minimize the impact of agriculture on the environment. For more information, visit www.arcadiabio.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ and affiliates’ ability to identify and isolate desired traits; the demand for the company’s product’s, both from commercial partners and consumers; the company’s and its partners’ ability to develop commercial products incorporating its traits and complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; the company’s future capital requirements and ability to satisfy its capital needs; and the other risks set forth in the company’s filings with the Securities and Exchange Commission from time to time, including the risks set forth in the company’s annual report on Form 10-K for the year ended December 31, 2017 and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

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